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                                                                  Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION:
Med Diversified, Inc.
Angeline Cook
978-323-2543
acook@meddiv.com


                  MED DIVERSIFIED STRENGTHENS MANAGEMENT TEAM;
                          NAMES JAMES K. HAPP PRESIDENT

ANDOVER, Mass., October 16, 2002 (BUSINESS WIRE) -- Med Diversified, Inc., (PINK
SHEETS: MDDV.PK), a leading provider of home and alternate site health care services, today announced that James K. Happ, a 16-year veteran of the health care industry, has been appointed president of Med Diversified. He will report directly to Frank P. Magliochetti, Jr., chairman and chief executive officer of Med Diversified ("the Company"), and will replace former president John J. Collura.

As previously disclosed, Mr. Collura, an executive at Gentiva Health Services, Inc. prior to joining Med Diversified, was notified by Accredo Health Services that he was potentially in violation of contractual obligations relating to non-competition. It has been mutually agreed by the Company and Mr. Collura that termination of his employment with the Company will avoid potential future distractions.

Prior to joining Med Diversified, James Happ served as executive vice president of National Century Financial Enterprises ("NCFE"), a health care financing company and the primary lender of Med Diversified. In his three years in this role, he restructured the Servicer department to improve operational performance and accelerated the utilization of technology to increase operational efficiency.

Mr. Happ has substantial experience in the home health care industry. Previously, he served as chief financial officer of the Dallas-based Columbia Homecare Group, Inc., a home care company with more than 500 locations nationally and more than $1 billion in revenue in 1997. In this role, he directed the company through the challenging reimbursement climate known as the interim payment system, and he participated in the divestiture of all of Columbia/HCA's home care operations. He also held senior executive positions with Olsten of Columbus, Inc., a home care and staffing


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services franchise of the Olsten Corporation, and with Interim Services, Inc., a
Florida-based staffing and home care company.

"I'm excited to join Med Diversified," said Mr. Happ. "I've followed the Company for several years and believe it has two very strong business units in Chartwell Diversified Services and Tender Loving Care. I'm also very pleased with the senior management team, the business philosophy of the company, and the employees' high quality, compassionate patient care services."

Mr. Happ holds an M.B.A. from Nova University in Ft. Lauderdale, Florida, and a B.S. in business administration from Miami University in Oxford, Ohio. He is licensed as a certified public accountant.


ABOUT MED DIVERSIFIED
Med Diversified operates companies in various segments within the health care industry, including pharmacy, home infusion, multi-media, management, clinical respiratory services, home medical equipment, home health services and other functions. For more information, see http://www.meddiversified.com.


SAFE HARBOR STATEMENT
Statements in this news release that relate to management's expectations, intentions or beliefs concerning future plans, expectations, events and performance are "forward looking" within the meaning of the federal securities laws. These forward-looking statements include assumptions, beliefs and opinions relating to the Company's business strategy, management's ability to satisfy industry and consumer needs with its products and services and, health-care industry trends. Management's forward-looking statements further assume that the Company will be able to successfully develop and execute on its strategic relationships. Many known and unknown risks, uncertainties and other factors, including general economic conditions and risk factors detailed from time to time in news releases and the Company's filings with the Securities and Exchange Commission, may cause these forward-looking statements to be incorrect in whole or in part. The investor should review such public filings to get a comprehensive picture and analysis of all conditions and circumstances. The Company expressly disclaims any intent or obligation to update any forward-looking statements. Actual results or events could differ materially from those anticipated in the forward-looking statements due to a variety of factors set out above, including, without limitation, integration of business and management associated with the Company's business relationships and acquisitions, acceptance by customers of the Company's products and services, competition in the health-care market, government regulation of health care, the Company's limited operating history, general economic conditions, availability of capital and other factors.